                                                                   EXHIBIT 10.1


                     SEVENTH AMENDMENT TO CREDIT AGREEMENT


       THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT is made and entered into effective as of this 23rd day of September, 1996 (this "Amendment") among THE GNI GROUP, INC., a Delaware corporation ("GNI"), DISPOSAL SYSTEMS, INC., a Delaware corporation ("DSI"), RESOURCE TRANSPORTATION SERVICES, INC., a Delaware corporation ("RTS"), GNI CHEMICALS CORPORATION, a Delaware corporation ("GNIC") and DISPOSAL SYSTEMS OF CORPUS CHRISTI, INC., a Delaware corporation ("Corpus") (GNI, RTS, GNIC, DSI and Corpus being, collectively, the "Loan Parties"), the address for each for purposes hereof being 2525 Battleground Road, P.O. Box 220, Deer Park, Texas 77536-0220 and NATIONSBANK OF TEXAS, N.A., a national banking association (the "Lender"), formerly known as NCNB TEXAS NATIONAL BANK, the address for purposes hereof being 700 Louisiana, P.O. Box 2518, Houston, Texas 77252-2518.

                              W I T N E S S E T H


       WHEREAS, GNI, DSI, RTS, GNIC and the Lender entered into that certain Credit Agreement dated as of June 30, 1993 as amended by Amendment No. 1 dated as of March 15, 1994, Second Amendment to Credit Agreement dated as of August 31, 1994, and Third Amendment to Credit Agreement dated as of December 31, 1994, and the Loan Parties and the Lender entered into that certain Fourth Amendment to Credit Agreement dated as of March 3, 1995, that certain Fifth Amendment to Credit Agreement dated as of March 31, 1995 and that certain Sixth Amendment to Credit Agreement dated as of November 3, 1995 (collectively, the "Credit Agreement"), pursuant to which the Lender agreed to make certain loans and issue letters of credit to the Loan Parties; and

       WHEREAS, the Loan Parties have requested that, in addition to amendments of the Credit Agreement, the Lender make an additional loan under a new facility to GNI to refinance certain indebtedness under the Credit Agreement and to finance the consolidation of certain waste disposal businesses of EMPAK Inc.; and

       NOW, THEREFORE, in consideration of the premises and other good and valuable consideration and the mutual benefits, covenants and agreements herein expressed, the Loan Parties and the Lender now agree to amend the Credit Agreement as follows:

       1. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

       2. The definitions of "Agreement", "Applicable Margin", "EBIT", "Facility B Borrowing Base", "Facility B Commitment", "Loan Parties", "Loans" and "Notes" in Section 1.02 of the Credit Agreement are hereby amended in their entirety to hereafter read as follows:

              "Agreement" shall mean this Credit Agreement and all exhibits and schedules hereto, as amended by Amendment No. 1 dated as of March 15, 1994, the Second Amendment to Credit Agreement dated as of August 31, 1994, the Third Amendment to Credit Agreement dated December 31, 1994, the Fourth Amendment dated as of March 3, 1995, the Fifth Amendment dated as of March 31, 1995, the Sixth Amendment dated as of November 3, 1995, and the Seventh Amendment dated as of September 23, 1996, as the same may from time to time be amended or supplemented.

              "Applicable Margin" shall mean (a) 0% per annum with respect to Prime Rate Loans and (b) 2.75% per annum with respect to Eurodollar Loans.

              "EBIT" shall mean, for any period, the sum of consolidated net income of GNI and its Subsidiaries for such period plus (i) interest expense, (ii) taxes and (iii) charges taken during the period ended June 30, 1996 on adoption of FASB No. 121 in an amount not to exceed $6,750,000 to the extent deducted from the calculation of consolidated net income in such period.

              "Facility B Borrowing Base" shall mean, at the time of a Borrowing Base Determination, an amount equal to the sum of (a) 80% of the aggregate amount of all Eligible Accounts Receivable after contra and cross netting such Eligible Accounts Receivable against accounts payable and Inventory due to account debtors in respect of exchanges, advances, or otherwise and further reducing the result of such computation by the aggregate amount of the Borrowing Base, if any, attributable to any Accounts Receivable which (i) have been collected, charged-off or otherwise compromised since the date of the most recent previous Borrowing Base Determination, (ii) may have declined materially in value because of a Material Adverse Effect or other event or (iii) for any reason are not subject to a valid and perfected first priority Lien in favor of the Lender and (b) the lesser of (i) $1,000,000 or (ii) 50% of the aggregate value (being, as to each item of Eligible Inventory, the lower of cost or market value as of the relevant date) of Eligible Inventory.

              "Facility B Commitment" shall mean the aggregate amount of $7,000,000, less reductions pursuant to Section 5.03.

              "Loan Parties" shall mean GNI, RTS, GNIC, DSI and Corpus.

              "Loans" shall mean the Loans provided for by Articles II, IV and IV(A) and Article IV(B).

              "Notes" shall mean, collectively, Note A, the Term Note, Note B, Note C and Note D.

       3. Section 1.02 of the Credit Agreement is further amended by adding the following definitions where appropriate:

              "Consolidation Documents" shall mean that certain Assistance Agreement, Deepwell Access Agreement, and all such agreements dated as of September 23, 1996 representing the Consolidation.

              "Consolidation" shall mean the consolidation of certain businesses of EMPAK into DSI as evidenced by the Consolidation Documents.

              "Corpus" shall mean Disposal Systems of Corpus Christi, Inc. or Newco.

              "EBIDA" shall mean, for any period, the sum of consolidated net income of GNI and its Subsidiaries for such period plus the following expenses or charges to the extent deducted from the calculation of consolidated net income in such period: interest, depreciation, depletion and amortization.

              "EBITDA" shall mean, for any period, the sum of consolidated net income of GNI and its Subsidiaries for such period plus the following expenses or charges to the extent deducted from the calculation of consolidated net income in such period: interest, taxes, depreciation, depletion and amortization.

              "EMPAK" shall mean EMPAK Inc.

              "EMPAK Contracts" shall mean the EMPAK's contracts assigned to DSI pursuant to the Consolidation Documents.

              "Facility D" shall mean the credit extended to GNI by the Lender pursuant to Article IV(B).

              "GNIC" shall mean GNI Chemicals Corporation or CRP.

              "Maintenance Capital Expenditures" shall mean all expenditures, including, without limitation, capitalized interest for any fixed assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one year but excluding all expenditures for Acquisitions and separately financed projects.

              "Note D" shall mean that certain promissory note dated of even date with the Seventh Amendment in the face amount of $15,000,000 executed by GNI, payable to the order of the Lender, in substantially the form attached to the Seventh Amendment as Exhibit A, together with all deferrals, renewals, extensions, or rearrangements thereof.

              "Seventh Amendment" shall mean the Seventh Amendment to Credit Agreement dated as of September 23, 1996 among the Loan Parties and the Lender.

              "Subordinated Debt" shall mean Indebtedness permitted by Section 9.01(h).

              "Total Senior Funded Debt" shall mean total interest bearing Indebtedness, specifically excluding current accounts and taxes payable, accrued liabilities, deferred income taxes and Subordinated Debt.

       4. Section 1.02 of the Credit Agreement is further amended by deleting the definition of "Aceto Product Line Value."

       5. From and after the effective date of this Amendment GNI shall have no right to borrow any Eurodollar Loan or to continue any outstanding Eurodollar Loan beyond its existing Interest Period or to convert a Prime Rate Loan to a Eurodollar Loan. Any outstanding Eurodollar Loan may remain outstanding until the last day of the Interest Period therefor, at which time such Eurodollar Loan will be converted to a Prime Rate Loan.

       6. The Credit Agreement is hereby amended by adding the following new Article IV(B):

                                 "ARTICLE IV(B)

                              TERMS OF FACILITY D

              "Section 4B.01 Facility D. The Lender agrees, subject to the terms and conditions of the Seventh Amendment, to make a Loan to GNI in the principal amount of $15,000,000. Such Loan shall be made by way of a single borrowing made on the effective date of the Seventh Amendment. The Loan made by the Lender under Facility D shall be evidenced by Note
       D.  The proceeds of the Loan under Facility D shall be used as follows:
       (i) $3,000,000 as a principal prepayment of the Loan outstanding under Facility B and (ii) the remaining proceeds shall be paid by GNI to DSI in connection with the Consolidation.

              Section 4B.02 Interest on Facility D Note. GNI will pay to the Lender interest on the unpaid principal amount of the Loan under Facility D made by the Lender for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the Prime Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate. Interest on Prime Rate Loans shall be payable quarterly on the Quarterly Dates commencing on October 1, 1996 and at the maturity of Note D.

              Section 4B.03 Repayment of Note D. The principal balance of Note D shall be due and payable on December 31, 1996 in the amount necessary to pay in full the then outstanding principal balance of Note D."

       7. Section 5.06(a) of the Credit Agreement is hereby amended by deleting the first sentence thereof, and the following is substituted therefor:

       "GNI may voluntarily prepay the Prime Rate Loans upon not less than one Business Day's prior notice to the Lender, which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be not less than $500,000 for Facility A, $100,000 for Facility B, $100,000 for Facility C or $500,000 for Facility D or the remaining principal balance outstanding on the applicable Note, if less) and shall be irrevocable and effective only upon receipt by the Lender, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date."

       8. Article VII of the Credit Agreement is hereby amended by adding the following new Section 7.21:

              "Section 7.21  Consolidation.

              (a) Each Loan Party has the full power and authority under its certificate or articles of incorporation, its bylaws and the laws of the state of its incorporation to execute, deliver and perform its obligations under any agreements, instruments, documents and certificates executed in connection with the Consolidation (collectively, the "Consolidation Documents") to which it is a party and all corporate action requisite for the execution, delivery and performance by it of the Consolidation Documents to which it is a party has been duly and effectively taken.

              (b) The execution, delivery and performance by each Loan Party of each Consolidation Document to which it is a party does not and will not (i) violate any provision of either (A) its certificate or articles of incorporation and bylaws or (B) in any material respect, any material contract, agreement, instrument or Governmental Requirement to which it is subject to except as disclosed to the Lender in writing or (ii) result in the creation of or imposition of any Lien upon any of its Property, other than those permitted by the Credit Agreement.

              (c) The execution, delivery and performance by each Loan Party of any Consolidation Document to which it is a party do not require the consent or approval of any other Person, including any Governmental Authority, except for such consents or approvals that have been obtained or where the failure to obtain such consent or approval would not have a Material Adverse Effect or except as disclosed to the Lender.

              (d) Except as disclosed to the Lender, there are no legal or arbitral proceedings by or before any governmental or regulatory authority or agency, now pending or threatened against the Consolidation, any Consolidation Document or against any of Property involved in the Consolidation.

              (e) The copies of the Consolidation Documents previously delivered by GNI to the Lender are complete and accurate copies thereof and have not been amended or modified in any manner. The Consolidation Documents have been duly authorized, executed and delivered by the other parties thereto. The Consolidation Documents are valid, binding and enforceable against the parties thereto except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity. DSI has the right to grant a Lien and has granted a Lien on the EMPAK Contracts pursuant to the Security Instruments and the Lenders may enforce their remedies contained in the Security Instruments against such EMPAK Contracts. No party to a Consolidation Document is in default thereunder. All of the conditions for closing set forth in the Consolidation Documents have been waived or satisfied."

       9. Section 8.22 of the Credit Agreement is hereby deleted in its entirety, and the following is substituted therefor:

              "Section 8.22 Ratio of Total Liabilities to Net Worth. Maintain, at all times, a ratio on a consolidated basis for GNI and its Subsidiaries of (a) total liabilities (as determined in accordance with GAAP) minus Subordinated Debt to (b) net worth (as determined in accordance with GAAP) plus Subordinated Debt of no greater than 2.0 to 1.0; provided, however, that commencing on December 31, 1996, and thereafter, such ratio shall be no greater than 1.0 to 1.0."

       10. Section 8.23 of the Credit Agreement is hereby deleted in its entirety, and the following is substituted therefor:

              "Section 8.23 Net Worth. Maintain, at all times, on a consolidated basis for GNI and its Subsidiaries, net worth (as determined in accordance with GAAP) plus Subordinated Debt equal to no less than $23,000,000, provided, however, that commencing on December 31, 1996, and thereafter, such minimum shall be raised to $43,000,000; provided also that such minimum amount required shall be increased quarterly, on a cumulative basis, the first such increase to occur on December 31, 1996 and as of the last day of each calendar quarter thereafter, by (x) an aggregate amount equal to 80% of positive income, if any, from operations of GNI and all Subsidiaries on a consolidated basis, after provision for federal income tax, for the three-month period ending on such date, and (y) an aggregate amount equal to 100% of the net proceeds from the issuance, in a public or private transaction, of any Subordinated Debt or shares of capital stock of any of the Loan Parties for the three-month period ending on such date, other than the issuance of any such capital stock to one or more of the Loan Parties or the issuance of Subordinated Debt up to $20,000,000 prior to December 31, 1996."

       11. Section 8.24 of the Credit Agreement is hereby deleted in its entirety, and the following is substituted therefor:

              "Section 8.24 Interest Coverage Ratio. Maintain, as of the close of each calendar quarter for the twelve-month period ending on such date, a ratio of EBIT for such twelve-month period to interest expense, including capitalized interest, if any, made for such twelve-month period of no less than 2.75 to 1.0."

       12. Section 8.25 of the Credit Agreement is hereby deleted in its entirety, and the following is substituted therefor:

              "Section 8.25 Fixed Charge Coverage Ratio. Beginning as of December 31, 1996, maintain, as of the close of each calendar quarter for the twelve-month period ending on such date, a ratio of (a) EBIDA less Maintenance Capital Expenditures to (b) the sum of current maturities of long term Indebtedness and interest expense for such twelve-month period of no less than 1.25 to 1.0. For the purposes of this Section 8.25, prior to June 30, 1997, the calculation of EBIDA, Maintenance Capital Expenditures, and interest shall be annualized as follows: for the six-month period ending December 31, 1996, such amounts shall be multiplied times two, and for the nine-month period ending March 31, 1997, such amounts shall be multiplied by 1 1/3."

       13. Section 8.28 of the Credit Agreement is hereby deleted in its entirety, and the following is substituted therefor:

              "Section 8.28 Cash Flow Leverage Ratio. Beginning as of December 31, 1996, maintain, as of the close of each calendar quarter for the twelve-month period ending on such date, a ratio of Total Senior Funded Debt to EBITDA no greater than 1.5 to 1.0. For the purposes of this Section 8.28, prior to June 30, 1997, the calculation of EBITDA shall be annualized as follows: for the six-month period ending December 31, 1996, such amounts shall be multiplied times two, and for nine-month period ending March 31, 1997, such amounts shall be multiplied by 1 1/3. "

       14. Article 8 of the Credit Agreement is hereby amended by adding a new section thereto:

              "Section 8.29 Monthly Financial Statements. As to GNI only, deliver to the Lender, on or before the 30th day after the end of each calendar month, the unaudited consolidated Financial Statements of GNI and the other Loan Parties as at the end of the calendar month preceding that in which such Financial Statements are delivered and from the beginning of the relevant fiscal year to the end of such period, as applicable, such statements to be certified by a Responsible Officer of GNI as prepared in accordance with GAAP, consistently applied, and as a fair presentation of the condition of the relevant entity subject to changes resulting from year-end audit adjustments."

       15. Section 9.01 of the Credit Agreement is hereby amended by adding the following clauses (g) and (h) before the end of the sentence:

       "(g) any obligation of DSI to pay access fees to EMPAK pursuant to the terms of the Deepwell Access Agreement not to exceed $1,200,000 per year; provided that such payment obligation is unsecured and paid only as provided for in the Deepwell Access Agreement not to be amended, extended or otherwise modified and (h) Indebtedness of GNI not to exceed $20,000,000 to be issued in a public or private placement of subordinated notes; provided that proceeds of such Indebtedness are used to prepay in full the principal outstanding under Note D and that such Indebtedness is subordinated to the Obligations on terms satisfactory to the Lender and its counsel.

       16. Section 9.11 of the Credit Agreement is hereby amended by adding the following clauses (i) and (j):

       "(i) loans or advances by GNI to DSI of $12,000,000 of the proceeds of the Loan under Facility D and (j) investment of such $12,000,000 to complete the Consolidation.

       17.    Waivers.

       17.1 Financial Covenants. The Lender agrees that the Loan Parties shall not be deemed to be in default under the Credit Agreement under Sections 8.23, 8.24, 8.25, 8.28 thereof, solely by reason of the fact that the Loan Parties failed to meet such requirements at any time on or before September 23, 1996.

       17.2 Extent of Waiver. The foregoing waiver shall not be deemed to be a waiver by the Lender of any other covenant, condition or obligation on the part of the Loan Parties under the Credit Agreement or any other Security Instrument except as set forth in Section 17.1 of this Amendment. In addition, the foregoing waiver shall in no respect evidence any commitment by the Lender to grant any future waivers of any covenant, condition or obligation on the part of the Loan Parties under the Credit Agreement or any other Security Instrument. Any further waivers must be specifically agreed to in writing in accordance with Section 11.10 of the Credit Agreement.

       18. Concurrently with the execution of this Amendment, GNI will pay to the Lender a facility fee of $30,000, with subsequent monthly facility fees equal to $60,000 per month payable on the 12th day of each month thereafter; provided that on the earlier of (i) the date the

Facility D Note is paid in full or December 31, 1996, GNI will pay to the Lender a fee equal to the positive difference, if any, between $200,000 and the facility fees previously paid to the Lender for Facility D including the fees above and the $30,000 facility fee paid on September 5, 1996.

       19. This Amendment shall become binding on the Lender when, and only when, the Lender shall have received each of the following in form and substance satisfactory to the Lender or its counsel:

              (a) counterparts of this Amendment executed by the Loan Parties and the Lender, and Note B and Note D executed and issued by GNI;

              (b) the $30,000 facility fee referred to in paragraph 17 above;

              (c) copies of all amendments to the Articles of Incorporation and bylaws of each of the Loan Parties subsequent to March 3, 1995, accompanied by a certificate, issued by the secretary or an assistant secretary of the relevant Loan Party to the effect that each such copy is correct and complete and such copies, taken as a whole for each Loan Party, constitute all amendments, modifications, or restatements of the Articles of Incorporation and bylaws of such Loan Party since March 3, 1995;

              (d) certificates of incumbency and signatures of all officers of each Loan Party who will be authorized to execute the Loan Documents on behalf of such Loan Party executed by the secretary or an assistant secretary of the relevant Loan Party;

              (e) copies of corporate resolutions approving this Amendment and authorizing the transactions contemplated herein, duly adopted by the board of directors of each Loan Party, accompanied by certificates of the secretary or an assistant secretary of the relevant Loan Party to the effect that such copies are true and correct copies of resolutions duly adopted at a meeting or by unanimous consent of the board of directors of the relevant Loan Party, and that such resolutions constitute all the resolutions adopted with respect to such transactions have not been amended, modified or revoked in any respect, and are in full force and effect;

              (f) the following Security Instruments creating, evidencing, perfecting, and otherwise establishing the Liens in favor of the Lender, in and to the Collateral:

                     (i) Third Amendment to Amended and Restated Security Agreement (Pledge) from GNI, as debtor;

                     (ii) Fifth Amendment to Second Lien Deed of Trust by and between DSI and the Lender;

                     (iii) Seventh Amendment to First Lien Deed of Trust by and between DSI and the Lender;

                     (iv) Ninth Amendment to Deed of Trust (With Security Agreement and Assignment of Rents and Leases) by and between DSI and the Lender; and

                     (v) First Amendment to Third Lien Deed of Trust (With Security Agreement and Assignment of Rents and Leases) by and between Corpus and the Lender;

              (g) Second Amendments to Guaranty Agreements from DSI, RTS and GNIC and First Amendment to Guaranty Agreement from Corpus;

              (h) an opinion of Bracewell & Patterson, L.L.P. as legal counsel to the Loan Parties;

              (i) a legal opinion or other satisfactory evidence from GNI's counsel that the Hart-Scott-Rodino Act was considered and filing thereunder is not deemed appropriate;

              (j) a summary of all insurance coverage together with a schedule of any increases or changes proposed to be made thereto;

              (k) a Nothing Further Certificate covering the Mortgaged Property from Charter Title Company;

              (l) a Nothing Further Certificate covering the Mortgaged Property from First American Title Insurance Company; and

              (m) such other agreements, documents, instruments, opinions, certificates, waivers, consents, and evidence as the Lender may reasonably request.

       20. The obligation of the Lender to fund Note D shall become binding on the Lender when, and only when, the Lender shall have received each of the following in form and substance satisfactory to the Lender or its counsel:

              (a) the Consolidation shall take place concurrently with the funding of Note D;

              (b) an opinion of Buck, Keenan & Owens, L.L.P., as legal counsel to GNI and DSI;

              (c) copies of corporate resolutions of EMPAK approving the Consolidation Documents and authorizing the transactions contemplated therein;

              (d) executed copies of all Consolidation Documents, including without limitation, an agreement of EMPAK not to compete for at least seven (7) years; and

              (e) such other agreements, documents, instruments, opinions, certificates, waivers, consents, and evidence as the Lender may reasonably request.

       21. The parties hereto hereby acknowledge and agree that, except as specifically supplemented and amended, changed or modified hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms. Each Loan Party hereby confirms and ratifies its liability under its respective Security Instrument in all respects to which it is a party. Each Security Instrument shall remain enforceable against each Loan Party which is a party thereto in accordance with its terms and shall secure all of the Obligations, including without limitation, the Obligations under Note D.

       22. The Loan Parties hereby reaffirm that as of the date of this Amendment, the representations and warranties contained in the Loan Documents are true and correct on the date hereof as though made on and as of the date of this Amendment.

       23. The Loan Parties represent and warrant that (a) the execution, delivery and performance of this Amendment are within the corporate power and authority of the Loan Parties and have been duly authorized by appropriate proceedings, (b) the Liens under the Security Instruments are valid and subsisting and secure the Loan Parties' obligations under the Loan Documents as amended hereby, and (c) this Amendment constitutes a legal, valid, and binding obligation of the Loan Parties enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity.

       24. This Amendment shall be construed in accordance with and governed by the laws of the United States of America and the State of Texas.

       25. THE CREDIT AGREEMENT, THIS AMENDMENT, THE WAIVER, THE NOTES, THE GUARANTY AGREEMENTS, THE LETTER OF CREDIT AGREEMENTS, THE SECURITY INSTRUMENTS AND THE OTHER WRITTEN DOCUMENTS REFERRED TO IN THE CREDIT AGREEMENT OR EXECUTED IN CONNECTION WITH OR AS SECURITY FOR THE NOTES REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN OR ORAL AGREEMENTS AMONG THE PARTIES.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the date first above written.


LOAN PARTIES:                      THE GNI GROUP, INC.
------------



                                   By:
                                       -----------------------------------------
                                   Name:   Titus H. Harris, III
                                   Title:  Chief Financial Officer


                                   DISPOSAL SYSTEMS, INC.



                                   By:
                                       -----------------------------------------
                                   Name:   Titus H. Harris, III
                                   Title:  Vice President


                                   RESOURCE TRANSPORTATION SERVICES, INC.



                                   By:
                                       -----------------------------------------
                                   Name:   Titus H. Harris, III
                                   Title:  Vice President

                                   GNI CHEMICALS CORPORATION



                                   By:
                                       -----------------------------------------
                                   Name:   Titus H. Harris, III
                                   Title:  Vice President

                                   DISPOSAL SYSTEMS OF CORPUS CHRISTI, INC.



                                   By:
                                       -----------------------------------------
                                   Name:   Titus H. Harris, III
                                   Title:  Vice President

LENDER:                            NATIONSBANK OF TEXAS, N.A.
------



                                   By:
                                       -----------------------------------------
                                   Name:   William T. Griffin, Jr.
                                   Title:  Vice President

                                  Exhibit "A"

                                     NOTE D


$15,000,000.00                                                September 23, 1996

              FOR VALUE RECEIVED, THE GNI GROUP, INC., a Delaware corporation ("GNI"), hereby promises to pay to the order of NATIONSBANK OF TEXAS, N.A. (the "Lender"), at its principal offices at 700 Louisiana, Houston, Texas 77252-2518 the principal sum of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest, at such office, in like money and funds, at the rates per annum and on the dates provided in the Credit Agreement.

              The date, interest rate and each payment made on account of the principal hereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note D, endorsed by the Lender on the schedules attached hereto or any continuation thereof.

              This Note D is one of the Notes referred to in the Credit Agreement dated as of June 30, 1993 among GNI, Disposal Systems, Inc., Resource Transportation Services, Inc., GNI Chemicals Corporation, Disposal Systems of Corpus Christi, Inc., and Lender, as amended by Amendment No. 1 dated as of March 15, 1994, Second Amendment to Credit Agreement dated as of August 31, 1994, Third Amendment to Credit Agreement dated as of December 31, 1994, Fourth Amendment dated as of March 3, 1995, Fifth Amendment to Credit Agreement dated as of March 31, 1995, Sixth Amendment to Credit Agreement dated as of November 3, 1995 and Seventh Amendment to Credit Agreement dated as of September 23, 1996 (such Credit Agreement, as amended and as the same may from time to time be further amended, the "Credit Agreement"), and evidences Loans made by the Lender thereunder. Capitalized terms used in this Note D have the respective meanings assigned to them in the Credit Agreement.

              This Note D is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments. The Credit Agreement provides for the acceleration of the maturity of this Note D upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

              THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.


                                           THE GNI GROUP, INC.

                                           By:
                                               ---------------------------------
                                                  Titus H. Harris, III
                                                  Chief Financial Officer





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